Exhibit 1.1

CNA Financial Corporation

$550,000,000

Debt Securities

New York, New York
February 24, 2014

To the Representatives

named in Schedule I hereto

of the several Underwriters named

in Schedule II hereto

Ladies and Gentlemen:

CNA Financial Corporation, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $550,000,000 aggregate principal amount of its 3.950% Notes due 2024 (said Notes to be issued and sold by the Company being hereinafter called the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of March 1, 1991, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to J. P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), as Trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of October 15, 1993, and by the second supplemental indenture, dated as of December 15, 2004, between the Company and the Trustee (as so supplemented, the “Indenture”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1.                                      Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)                                 The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing with the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)                                 On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and as of its date and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act, of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8(b) hereof.

(c)                                  As of the Applicable Time, (i) the Disclosure Package, when taken together as a whole, and (ii) each electronic road show, when taken together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)                                 The Company agrees, unless previously paid, to pay the fees required by the Commission relating to the Securities.

(e)                                  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) relating to the Securities, the Company is a “well-known seasoned issuer” (as defined in Rule 405) and was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)                                   As of the time of its first use, each Issuer Free Writing Prospectus does not or will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)                                  The Notes conform in all material respects to the description thereof contained in the Final Prospectus.

(h)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and other than as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

(i)                                     Each of the Material Subsidiaries is validly existing as an insurance company (other than The Continental Corporation, which is validly existing as a New York business corporation) and is authorized to transact its appropriate business under the insurance code of its domiciliary state, with full corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly licensed to do business as a foreign insurer and is authorized to transact its appropriate business under the laws of each jurisdiction which requires such licensure wherein it owns or leases material properties or conducts material business, except where the failure to be so licensed could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)                                    All the outstanding shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Material Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances, except where the existence of any such security interest, claim, lien or encumbrance, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)                                 The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; the Securities have been duly and validly authorized and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(l)                                     There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(m)                             This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnification and contribution hereunder may be limited by applicable law and subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(n)                                 The Indenture has been duly qualified under the Trust Indenture Act, and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.  The Indenture conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Final Prospectus.

(o)                                 The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(p)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection with the transactions contemplated herein, except such as have been or will be obtained under the Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(q)                                 Neither the issue and sale of the Securities (including the application of the proceeds therefrom as described in the Final Prospectus) nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Material Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Material Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Material Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Material Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Material Subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)                                    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(s)                                   The consolidated historical financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Final Prospectus, the Disclosure Package and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Annual Report”) fairly present in all material respects, on the basis stated in the Annual Report, the information included therein.

(t)                                    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect except, in the case of (i) and (ii), as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(u)                                 Except as could not reasonably be expected to have a Material Adverse Effect, each of the Company and each of its Material Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(v)                                 Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (except in any case in which such violation or default could not reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)), or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable (except in any case in which such violation or default could not reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)).

(w)                               Deloitte & Touche LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its reports with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(x)                                 There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(y)                                 Except as could not reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), no labor problem or dispute with the employees of the Company or any of its Material Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Material Subsidiaries’ principal suppliers, contractors or customers.

(z)                                  The Company and its Material Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such a license, certificate, permit and other authorization could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(aa)                          Except as disclosed in the Disclosure Package and the Final Prospectus, the Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb)                          The Company and its Material Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) currently employed by them in connection with the businesses of the Company and its Material Subsidiaries as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted, except where the failure to so own, possess, license or otherwise use on reasonable terms could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as could not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge: (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Material Subsidiaries in or to any such Intellectual Property, and the Company and each of its Material Subsidiaries is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and each of its Material Subsidiaries is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Material Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and each of its Material Subsidiaries is unaware of any other fact which would form a reasonable basis for any such claim.

(cc)                            There has been no failure in any material respect on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(dd)                          Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in all material respects in providing reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)                            Each Material Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, and collectively the “Insurance Subsidiaries”) is licensed or authorized to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing or authorization, except for such jurisdictions in which the failure of the Insurance Subsidiary to be so licensed or authorized could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and the Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Disclosure Package and the Final Prospectus, except where the failure to have such Authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it could reasonably be expected that the failure to obtain such additional Authorizations or the limiting of the writing of such business, individually or in the aggregate, would have a Material Adverse Effect, and, except as described in the Disclosure Package and the Final Prospectus, no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, in each case except where such orders or decrees could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)                              Except as described in the Disclosure Package and the Final Prospectus, (i) all ceded reinsurance and retrocessional treaties, contracts, agreements and arrangements (“Reinsurance Contracts”) to which the Company or any Insurance Subsidiary is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such Reinsurance Contracts to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) neither the Company nor any Reinsurance Subsidiary has received any notice from any other party to any Reinsurance Contract that such other party intends not to perform such Reinsurance Contract in any material respect, and the Company has no knowledge that any of the other parties to such Reinsurance Contracts will be unable to perform their respective obligations thereunder in any material respect, except where (A) the Company or the Insurance Subsidiary has established reserves in its financial statements which it deems adequate for potential uncollectible reinsurance or (B) such nonperformance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)                            Except as described in the Disclosure Package and the Final Prospectus, the Company has no knowledge of any threatened or pending downgrading of the Company’s or any of its subsidiaries’ claims-paying ability rating or financial strength rating by A.M. Best Company, Inc., Standard & Poor’s Rating Group, Moody’s Investor Service, Inc., Fitch Ratings, Ltd. or any other “nationally recognized statistical rating organizations,” as such term is defined in Section 3(a)(62) of the Exchange Act, which currently has publicly released a rating of the claims-paying ability or financial strength of the Company or any subsidiary.

(hh)                          Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt (other than publicly traded debt securities of the Company) owed to any affiliate of any of the Underwriters.

(ii)                                  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or provided any other unlawful benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) to the extent applicable violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintained and enforced, and reasonably expect to continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj)                                The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate acting on behalf of of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government,

(including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”); neither the Company or its subsidiaries are located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise knowingly make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of (i) funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) funding or facilitating in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                                      Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.                                      Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.                                      Agreements.  The Company agrees with the several Underwriters that:

(a)                                 Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in writing. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives (which approval shall not be unreasonably withheld) with the Commission pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8)) within the time period therein prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice pursuant to Rule 401(g)(2) of the Act that would prevent its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the

Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable. The Company will, as soon as practicable after the execution of this Agreement, file the Issuer Free Writing Prospectus in substantially the form of Schedule III hereto with the Commission as an “issuer free writing prospectus” pursuant to Rule 433.

(b)                                 If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c)                                  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (4) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d)                                 As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  The Company will furnish to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)                                   The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or take any action which would subject the Company to taxation in any jurisdiction where it is not already subject to taxation.

(g)                                  The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses including information consistent with Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)                                 During the period commencing at the Execution Time and ending on the Closing Date set forth in Schedule I hereto, the Company will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).

(i)                                     Except as disclosed in the Disclosure Package and the Final Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)                                    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Basic Prospectus, each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel, up to $5,000, for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel to the Underwriters related to such filings); (vii) the fees and expenses of the Company’s accountants and the Trustee and the fees and expenses of counsel (including local and special counsel) for the Company; and (viii) all other costs and expenses incident to the performance by the Company of its obligations under the Indenture and hereunder.

6.                                      Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice pursuant to Rule 401(g)(2) of the Act that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened.

(b)                             The Company shall have requested and caused Mayer Brown LLP, counsel for the Company, to have furnished to the Representatives, their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives in the forms of Exhibits A-1 and A-2, respectively.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporation Law of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments.

(c)                                  The Company shall have requested and caused Jonathan D. Kantor, Executive Vice President, General Counsel and Secretary for CNA Financial Corporation, to have furnished his opinion, dated the Closing Date and addressed to the Representatives in the form of Exhibit B.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of New York and Illinois, the General Corporation Law of Delaware or the Federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments.

(d)                                 The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)                                  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; provided, however, that if any such representation or warranty is already qualified by materiality, such representation or warranty as so qualified is true and correct in all respects on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f)                                   The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the

Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent registered public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

(i)                                     in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii)                                  on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and executive and audit committees of the Company and its Material Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2013, nothing came to their attention which caused them to believe that:

(1)                                 [reserved]

(2)                                 with respect to the period subsequent to December 31, 2013 there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the corresponding amounts shown on the December 31, 2013 balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from January 1, 2014 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net income of the Company and its subsidiaries or in operating income of the Company and its subsidiaries, in each case, on either a total or per share basis, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives (except that, for any periods subsequent to December 31, 2013 for which there are currently no consolidated financial statements of the Company, the statement shall instead be that nothing has come to their attention which caused them to believe that there have been any increases in the long-term debt of the Company and its subsidiaries or capital stock of the Company since the Company’s last consolidated financial statement);

(3)                                 the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K;

(iii)                               they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth or incorporated by reference in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g)                                  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the certificate, letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package.

(h)                                 Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i)                                     Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act, or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Mayer Brown LLP, counsel for the Company, at 71 S. Wacker Drive, Chicago, IL 60606, on the Closing Date.

7.                                      Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them solely and directly in connection with the proposed purchase and sale of the Securities.

8.                                      Indemnification and Contribution.     (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth on Schedule I hereto under the caption “Information provided for purposes of Section 8(b)” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the Disclosure Package.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (it being understood, however, that the indemnifying party shall not be liable for the fees, costs and expenses of more than one separate counsel (in addition to one separate local counsel)) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (i) an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate amount of losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time after the execution of this Agreement and prior to such time (i) trading in any securities of the Company shall have been suspended by the Commission or the New York Stock Exchange (other than a suspension covered by clause (ii)), (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq Global

Market, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11.                               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Representatives at the address set forth in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telefaxed to the General Counsel, CNA Financial Corporation (fax no.: (312) 817-0511) and confirmed to it in writing at CNA Financial Corporation, 333 South Wabash Avenue, Chicago, Illinois  60604, Attention: General Counsel.

13.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                               Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.                               Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.                               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17.                               Arms-length Transaction. The Company and the Underwriters acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Underwriters has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

18.                               Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.                               Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 3:17 p.m. (Eastern time) on the date of this Agreement.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date, including any documents incorporated by reference therein.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented to the Applicable Time, (ii) the other information, if any, identified in Schedule IV hereto, (iii) Issuer Free Writing Prospectuses, if any, described in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Material Subsidiaries” shall mean Continental Casualty Company, Western Surety Company, Continental Assurance Company, Columbia Casualty Company, The Continental Insurance Company, The Continental Corporation and American Casualty Company of Reading, Pennsylvania.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, including any documents incorporated by reference therein, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits, financial statements and any documents incorporated by reference therein and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

CNA Financial Corporation

By:	/s/ D. Craig Mense
	Name:	D. Craig Mense
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

By:	Barclays Capital Inc.

By:	/s/ Paige Maire
	Name:	Paige Maire
	Title:	Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Chandru M. Harjani
	Name:	Chandru M. Harjani
	Title:	Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

For themselves and the other

several Underwriters named in

Schedule II to the foregoing

Agreement.

[Signature Page to the Underwriting Agreement]

EXHIBIT A-1

Form of Opinion of Mayer Brown LLP

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
February 27, 2014	Main Fax +1 312 701 7711
www.mayerbrown.com

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Re:                             Public Offering of CNA Financial Corporation 3.950% Notes due 2024

Ladies and Gentlemen:

This opinion is furnished to the several underwriters named in Schedule II to the Underwriting Agreement (as defined below) (the “Underwriters”), at the request of the CNA Financial Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated February 24, 2014 (the “Underwriting Agreement”), between the Underwriters and the Company, pursuant to which the Underwriters have agreed to purchase from the Company for public offering $550,000,000 aggregate principal amount of 3.950% Notes due 2024 (the “Securities”).  Capitalized terms used herein which are not defined in this opinion shall have the meanings ascribed to them in the Underwriting Agreement.

We have acted as special counsel to the Company in connection with the purchase by the Underwriters for public offering of the Securities.  In that connection we have examined such documents, certificates, corporate records, opinions and other instruments and have made such examinations of law as we have deemed necessary or appropriate for the purpose of this opinion.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic, original documents of all documents submitted to us as certified, conformed or photostatic copies.  As to questions of fact (but not as to matters of law) material to such opinions, we have, when relevant facts were not independently established by us, relied upon representations, warranties and covenants contained in the Underwriting Agreement, statements made in the Final Prospectus and upon statements made in the documents, records, certificates and resolutions referred to above.  We have assumed the due execution and delivery by you, pursuant to due authorization, of the Underwriting Agreement.  We have also participated on behalf of the Company in the preparation of the Final Prospectus, except for the Basic Prospectus.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

On the basis of the foregoing and subject to the qualifications set forth below, it is our opinion that:

1.                                      The Company is validly existing in good standing under the laws of the State of Delaware. The Company has the corporate power and corporate authority to carry on its business and to own, lease and operate its properties, in each case as described in the Disclosure Package and the Final Prospectus.

2.                                      The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus, and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Disclosure Package and the Final Prospectus.

3.                                      The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their respective terms (except that, (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

4.                                      The statements relating to legal matters, documents or proceedings included in the Basic Prospectus under the caption “Description of the Debt Securities,” and in the Prospectus Supplement under the caption “Description of Notes,” in each case fairly summarize in all material respects such matters, documents or proceedings.

5.                                      The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

6.                                      The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except that, (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

7.                                      The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

8.                                      The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

9.                                      The Registration Statement became effective under the Securities Act upon filing with the Commission on April 5, 2013; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus as of their respective effective or issue dates (other than the financial statements and other financial information contained therein, as to which we express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules and regulations thereunder.

2

10.                               The Registration Statement and the Final Prospectus (except for the financial statements and financial schedules and other financial data or the Statement of Eligibility on Form T-1 included therein, as to which we do not express any opinion) appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

Our opinion set forth in paragraph 1 above with respect to the valid existence and good standing of the Company is based solely upon a certificate of the Secretary of State of the State of Delaware delivered to you in connection with the closing of the transactions contemplated by the Underwriting Agreement.

We are admitted to practice law in the States of Illinois and New York and our opinions expressed herein are limited solely to the federal laws of the United States of America and the laws of the States of New York and the Delaware General Corporation Law, and we express no opinion herein concerning the laws of any other jurisdiction.

The opinions and statements expressed herein are as of the date hereof.  We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

This letter is furnished by us pursuant to Section 6(b) of the Underwriting Agreement and is solely for your benefit and may not be relied upon by any other party (including any person purchasing Securities through an Underwriter) without our express written consent.

Very truly yours,

Mayer Brown LLP

3

EXHIBIT A-2

Form of Negative Assurance Letter of Mayer Brown LLP

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
February 27, 2014	Main Fax +1 312 701 7711
www.mayerbrown.com

Barclays Capital Inc.

745 Seventh Avenue
New York, NY 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Re:                             Public Offering of CNA Financial Corporation 3.950% Notes due 2024

Ladies and Gentlemen:

This letter is being furnished to the several underwriters named in Schedule II to the Underwriting Agreement (as defined below) (the “Underwriters”), at the request of the CNA Financial Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated February 24, 2014 (the “Underwriting Agreement”), between the Underwriters and the Company, pursuant to which the Underwriters have agreed to purchase from the Company for public offering $550,000,000 aggregate principal amount of 3.950% Notes due 2024 (the “Securities”).  Capitalized terms used herein which are not defined in this opinion shall have the meanings ascribed to them in the Underwriting Agreement.

We have acted as special counsel to the Company in connection with the above transaction.  In that connection we have reviewed the Registration Statement, the Disclosure Package and the Final Prospectus and participated in discussions with representatives of the Company, its independent registered public accounting firm, representatives of the Underwriters and counsel for the Underwriters regarding such documents and information and related matters.  We did not participate in the preparation of the documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

The purpose of our professional engagement was not to establish or to confirm factual matters set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, and we have not undertaken to verify independently any of such factual matters.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus involve matters of a non-legal nature.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Subject to the foregoing, we confirm to you that nothing came to our attention that caused us to believe that:

1.                                      The Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading,

2.                                      The Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

3.                                      The Final Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package, or the Final Prospectus, except as otherwise specifically provided in paragraphs 2, 4 and 5 in our opinion of today’s date addressed to you, and we do not express any belief with respect to the financial statements or other financial or accounting data or information, the Statement of Eligibility on Form T-1 or assessments of or reports on the effectiveness of internal control over financial reporting contained in, incorporated by reference into or omitted from the Registration Statement, the Disclosure Package and the Final Prospectus.  In addition, subject to the foregoing and based on the information we have gained in performing the services referred to above, nothing came to our attention that caused us to believe that any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus and are not so described.

This letter is furnished by us pursuant to Section 6(b) of the Underwriting Agreement, is solely for your benefit in your capacity as the several underwriters and is not to be used, quoted or otherwise relied upon by any other person (including any person that acquires the Securities from you) or by you for any other purpose, or filed or furnished to any governmental agency or any other person, without our prior written consent.

Very truly yours,

Mayer Brown LLP

2

EXHIBIT B

Form of Opinion

[Letterhead of CNA Financial Corp]

333 S. Wabash Ave., 43rd Floor, Chicago IL 60604	Jonathan D. Kantor
Executive Vice President, General Counsel and Secretary
Telephone 312-822-1384
Facsimile 312-817-0511
Internet jonathan.kantor@cna.com

February 27, 2014

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

as Representatives of the several Underwriters

Re:                                            Public Offering of CNA Financial Corporation  3.950% Notes due 2024

Ladies and Gentlemen:

I am providing this opinion as Executive Vice President, General Counsel and Secretary of CNA Financial Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company to the several underwriters named in Schedule II of the hereinafter defined Underwriting Agreement (the “Underwriters”), of $550,000,000 aggregate principal amount of its  3.950% Notes due 2024 (said Notes to be issued and sold by the Company being hereinafter called the “Securities”) pursuant to the Underwriting Agreement, dated as of February 24, 2014, between the Company and the Underwriters (the “Underwriting Agreement”). Capitalized terms used but not defined herein are used as defined in the Underwriting Agreement.

In that connection, I, or attorneys under my supervision, have reviewed and examined: (i) the Registration Statement; (ii) the Basic Prospectus; (iii) the Disclosure Package; (iv) the Final Prospectus; (v) the “issuer free writing prospectus” (as defined in Rule 433(h)(1) of the Rules and Regulations), dated February  24, 2014, relating to the Securities (the “Free Writing Prospectus”); (vi) the Certificate of Incorporation of the Company, as amended through the date hereof; (vii) the By-laws of the Company, as amended through the date hereof; (viii) a specimen certificate representing the Securities; and (ix) the resolutions of the Board of Directors of the Company relating to the issuance of the Securities. In addition, I have reviewed such other documents and instruments, investigated such matters of law, and as to matters of fact, to the extent I have deemed proper, relied on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents with respect to the corporate existence or good standing of the Company, conferred with such officers and directors of the Company and the Material Subsidiaries, and ascertained or verified to my satisfaction such additional facts with respect to the Company which I have deemed necessary or appropriate for the purposes of this opinion.  I have with your consent also assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

I am a member of the Bar of the State of New York and of Illinois and do not express any opinion as to any matters governed by any laws other than the laws of New York and Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States.

Based on the foregoing and subject to the qualifications set forth below, it is my opinion that:

(i)             the Company is validly existing as a corporation in good standing under the laws the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii)          each of the Material Subsidiaries is validly existing as an insurance company (other than The Continental Corporation, which is validly existing as a New York business corporation) and is authorized to transact its appropriate business under the insurance code of its domiciliary state, with full corporate power and authority to own is properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly licensed to do business as a foreign insurer and is authorized to transact its appropriate business under the laws of each jurisdiction which requires such licensure wherein it owns or leases material properties or conducts material business where the failure to be so licensed could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(iii)       all the outstanding shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except to the extent otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Material Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interest, claim, lien or encumbrance;

(iv)      to my knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

(v)         neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement, nor the fulfillment of the terms of the Underwriting Agreement will conflict with, result in a breach or violation of, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Material Subsidiaries pursuant to, (i) the charter or by-laws of the Company or of its Material Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Material Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Material Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Material Subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(vi)      to my knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

(vii)    no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the performance by the Company of its obligations under the Underwriting Agreement, except such as have been obtained under the Act and such as may be required to be obtained by the Company under the blue sky laws of any jurisdiction in connection with the purchase from the Company and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Final Prospectus and such other approvals as have been obtained; and

(viii) the Annual Report on Form 10-K of the Company for the year ended December 31, 2013, which is incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, as of its respective filing date, appeared on its face to be appropriately responsive to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that I express no opinion with respect to the financial statements and related notes and schedules thereto, or as to any other financial or accounting data or information, included or incorporated by reference therein, or omitted therefrom.

I am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or any amendments thereto, the Final Prospectus or the Disclosure Package nor am I making any representation that I have independently verified or checked the accuracy, completeness or fairness of such statements.  Also, I am not expressing any view as to the financial statements and related schedules or the other financial data or the Statement of Eligibility on Form T-1 included or incorporated by reference in the Registration Statement, the Final Prospectus or the Disclosure Package or omitted therefrom.  However, as indicated above, I or attorneys under my supervision have examined various documents and records and participated in conferences with your representatives, representatives of the Company, the Company’s counsel and the Company’s auditors, at which time the contents of the Registration Statement, the Final Prospectus, the Disclosure Package and related matters were discussed.  Subject to the foregoing, I advise you that no facts have come to my attention as a result of the foregoing which have caused me to believe that (i) at the Effective Date immediately preceding the Execution Time, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus as of its date and as of the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

I do not purport herein to cover the application of state blue sky or securities laws to the sale of the Securities.

The opinions and statements expressed herein are as of the date hereof.  I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any changes in applicable law that may hereafter occur.

This opinion is rendered only to you and solely for your benefit in connection with the above transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, entity, firm or corporation (including purchases of Securities through the Underwriters) for any purpose without my prior written consent. The opinions contained herein are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

Yours truly,

Jonathan D. Kantor
Executive Vice President, General Counsel and Secretary

SCHEDULE I

Registration Statement No. 333-187773

Representative(s)	Barclays Capital Inc.
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

Title, Purchase Price and Description of Securities:

3.950% Notes due 2024

Principal amount: $550,000,000

Purchase Price: 99.338%, plus accrued interest, if any, from February 27, 2014

Other provisions:

Closing Date, Time and Location: February 27, 2014 at 10:00 a.m. at the offices of Mayer Brown LLP, 71 S. Wacker Drive, Chicago, IL 60606.

Information provided for purposes of Section 8(b):

in the Final Prospectus under the heading “Underwriting,” (a) the language in the first paragraph regarding the names of the Underwriters; (b) the fourth paragraph regarding sales by the Underwriters of the Securities; and (c) the sixth and seventh paragraphs related to stabilization and syndicate covering transactions.

Address for notices pursuant to Section 12:

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attention: Syndicate Registration
Fax Number: 646-834-8133

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attention: General Counsel
Fax Number: 212-816-7912

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202
Attention: Transaction Management
Fax Number: 704-410-0326

SCHEDULE II

Principal Amount of
2024 Notes
Underwriters	to be Purchased

Barclays Capital Inc.	$120,000,000
Citigroup Global Markets Inc.	$120,000,000
Wells Fargo Securities, LLC	$120,000,000
J.P. Morgan Securities LLC	$70,000,000
U.S. Bancorp Investments, Inc.	$70,000,000
The Williams Capital Group L.P.	$50,000,000
Total	$550,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

1. Free writing prospectus, dated February 24, 2014, which contains the following Fixed Rate Term Sheet in substantially the following form relating to the pricing terms of the Securities:

CNA Financial Corporation

$550,000,000

3.950% Notes Due 2024

Issuer:	CNA Financial Corporation
Format:	SEC Registered
Securities:	3.950% Notes due 2024
Security Type:	Senior Unsecured Fixed Rate Notes
Trade Date:	February 24, 2014
Settlement Date:	February 27, 2014 (T + 3)
Maturity Date:	May 15, 2024
Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on May 15, 2014 (short first coupon)
Principal Amount:	$550,000,000
Treasury Benchmark:	UST 2.750% due February 15, 2024
Treasury Benchmark Yield:	2.752%
Spread to Treasury Benchmark:	T + 120 basis points
Yield to Maturity:	3.952%
Coupon:	3.950%
Price to Public:	99.988% of principal amount
Optional Redemption:	At any time prior to February 15, 2024 at a discount rate of US Treasury + 20 basis points or on or after February 15, 2024 at par
CUSIP / ISIN:	126117AS9 / US126117AS92
Joint Book-Running Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.
Co-Manager:	The Williams Capital Group, L.P.

The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Joint Book-Running Managers in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. at 1-888-603-5847, Citigroup Global Markets Inc. at 1-800-831-9146, or Wells Fargo Securities, LLC at 1-800-326-5897.

SCHEDULE IV

Schedule of other information included in the Disclosure Package

Not applicable